 Exhibit 99.1

Issuer Direct Reports Fourth Quarter and Full Year 2016 Financial Results
Full Year Accesswire Revenue Increases 60% and  Overall Gross Margins Increase to 75%
MORRISVILLE, NC / ACCESSWIRE / March 2, 2017 / Issuer Direct Corporation (NYSE MKT:ISDR) (the "Company"), an industry-leading communications and compliance company, today reported its operating results for the year and three months ended December 31, 2016. The Company will host an investor conference call today at 4:30 PM Eastern Time to discuss its operating results.
Fourth Quarter 2016 Financial Highlights:
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Revenue was $2.8 million, an increase of 3% compared to Q4 2015, but a decrease of 3% compared to Q3 2016.
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Accesswire™ revenue increased 44% from Q4 2015 and 12% from Q3 2016.
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Platform and technology revenue doubled from Q4 2015 and increased 18% from Q3 2016.
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Gross margin increased to 75%, up from 70% in Q4 2015 and 74% in Q3 2016.
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GAAP earnings per diluted share was $0.17 compared to $(0.10) in Q4 2015 and $0.07 in Q3 2016.
●
The Company generated cash flows from operations of $741,477 compared to $865,371 in Q4 2015 and $533,672 in Q3 2016.
●
On February 10, 2017, the company paid a quarterly cash dividend of $0.05 per share, marking the sixth straight quarter of paying dividends.

Full Year 2016 Financial Highlights:
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Revenue was $12.1 million, an increase of 4% from $11.6 million in 2015. Absent a one-time benefit of $316,040, discussed below, revenue would have been $11.7 million in 2016, an increase of 1% over 2015.
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Accesswire™ revenue increased 60% from 2015.
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Platform and technology revenue increased 94% from 2015.
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Gross margin increased to 75% from 70% in 2015. Absent the one-time benefit discussed below, gross margins would have been 74% in 2016.
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GAAP earnings per diluted share was $0.54 compared to $0.06 in 2015.
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The Company generated cash flows from operations of $2.8 million compared to $3.2 million in 2015.

Key Performance Indicators:
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Excluding Accesswire, the Company performed work for 886 clients in the fourth quarter of 2016, down compared to 933 clients in Q4 2015 and 920 clients in Q3 2016.
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On a stand-alone basis, Accesswire performed news related activities for 1,215 clients during the fourth quarter of 2016, compared to 911 in Q4 2015 and 954 in Q3 2016.

Brian Balbirnie, CEO of Issuer Direct, commented, "We are pleased with our quarterly and annual performance. Our Accesswire and platform and technology businesses increased 12% and 18%, sequentially in Q4, respectively. Combined, these areas accounted for 43% of total revenue in the fourth quarter, up from 36% in Q3 and 26% last year. Our goal is to make this 50% by mid-2017. Strong growth in these businesses fueled gross margin expansion to 75% for the year and quarter, up from 70% in both periods last year. EBITDA margins also benefited, increasing to 26% for the year, up from 20% last year, with total annual EBITDA growing 36% year over year. Our focus in 2017 will be on the continued development of our rapidly growing, highly profitable, and scalable Accesswire business and our platform and technology products.”

Financial Results for the Fourth Quarter ended December 31, 2016:
Total revenue for the fourth quarter of 2016 was $2.8 million compared to $2.7 million for the fourth quarter of 2015. The primary increase in revenue was from our Accesswire platform, as we continue to penetrate the newswire market. We also achieved increases in revenue from increased licensing of all of our cloud-based products as well as increased revenue associated with our proxy and transfer agent services. These increases were partially offset by continued decline in our ARS business, as issuers shift from hardcopy fulfillment to digital fulfillment or elect not to continue with the service, as well as in our Edgar and XBRL services, as the market continues to become commoditized.
Gross margin for the fourth quarter of 2016 was $2.1 million or 75% of total revenue, compared to $1.9 million, or 70% gross margin in the fourth quarter of 2015. The increase in gross margin is due to the success of our Accesswire business and stream-lined costs as a result of our continued transition to a cloud-based subscription model.
We anticipate the Company will be able to maintain gross margin percentages above the historical 70% level as the Company continues this transition.
Operating income was $484,458 for the three months ended December 31, 2016, as compared to an operating loss of $(313,296) during the same period of the prior year. The primary reason for the increase was due to an impairment loss on intangible assets of $547,000 during the fourth quarter of 2015 as well as lower amortization during the fourth quarter of 2016 due to intangible assets which became fully amortized during the year.
On a GAAP basis, the Company reported net income of $510,403, or $0.17 per diluted share during the three months ended December 31, 2016, compared to a net loss of $(293,839), or $(0.10) per diluted share during the three months ended December 31, 2015.
Fourth quarter EBITDA was $666,869, or 24% of revenue, compared to $533,059, or 20%, during the fourth quarter of 2015. Non-GAAP net income was $497,639 or $0.17 per diluted share, compared to $396,591 or $0.14 per diluted share during the fourth quarter of 2015. The Non-GAAP results exclude amortization and impairment loss of intangible assets, stock-based compensation, integration and acquisition costs, unusual and infrequent gains, non-cash interest expense, impact of changes to the deferred tax asset valuation allowance and tax impact of adjustments. Please refer to the tables below for the calculation of EBITDA and the reconciliation of GAAP income and earnings per share to Non-GAAP income and earnings per share.
Financial Results for the year ended December 31, 2016:
Total revenue was $12.1 million during the year ended December 31, 2016, compared to $11.6 million during the year ended December 31, 2015. Included in revenue for the year ended December 31, 2016, is the benefit of $316,040 related to the one-time reversal of an accrual of unused postage credits related to ARS clients acquired from PrecisionIR. As noted earlier, the increase in revenue is primarily due to an increase in our Accesswire business, increased licenses of our cloud-based products as well as increased revenue from our proxy and transfer agent services partially offset by the continued decline of our physical hardcopy delivery ARS business and our Edgar and XBRL services.
Gross margin was $9.0 million, or 75% of revenue, for the year ended December 31, 2016, compared to $8.2 million, or 70%, during the same period of 2015. As noted above, the increase in gross margin is due to the reversal of the unused postage credits as well as Accesswire and our ongoing transition to a cloud-based subscription model.
Operating income was $1.9 million compared to $634,236 in the same period of last year. The increase in operating income is primarily attributable to higher gross margins, resulting from increased revenue and lower cost of revenues as a result of our transition to a cloud-based, subscription model. Additionally, the year ended December 31, 2015, was negatively impacted by the impairment loss on intangible assets of $547,000.

On a GAAP basis, the Company reported net income of $1.6 million, or $0.54 per diluted share, compared to $144,584 or $0.06 per diluted share in the same period of 2015.
EBITDA for the year ended December 31, 2016, was $3.1 million, or 26%, compared to $2.3 million, or 20%, during the same period of last year. Non-GAAP net income was $2.0 million, or $0.69 per diluted share, compared to $1.8 million, or $0.71 per diluted share during the same period of last year. It is important to note the reason for the decrease in Non-GAAP income per diluted share despite an increase in Non-GAAP income is due to an increase in the amount of shares outstanding as the result of the conversion of a note payable into 417,712 shares of the Company’s common stock in August 2015. The Non-GAAP results exclude amortization and impairment loss of intangible assets, stock-based compensation, integration and acquisition costs, unusual and infrequent gains, non-cash interest expense, impact of changes to the deferred tax asset valuation allowance and tax impact of adjustments. Please refer to the tables below for the calculation of EBITDA and the reconciliation of GAAP income and earnings per share to Non-GAAP income and earnings per share.
Non-GAAP Information
Certain Non-GAAP financial measures are included in this press release. In the calculation of these measures, the Company generally excludes certain items such as amortization and impairment of acquired intangibles, non-cash stock-based compensation charges, unusual, non-recurring gains and charges and non-cash interest expense. The Company believes that excluding such items provides investors and management with a representation of the Company's core operating performance and with information useful in assessing its prospects for the future and underlying trends in the Company's operating expenditures and continuing operations. Management uses such Non-GAAP measures to evaluate financial results and manage operations. The release and the attachments to this release provide a reconciliation of each of the Non-GAAP measures referred to in this release to the most directly comparable GAAP measure. The Non-GAAP financial measures are not meant to be considered a substitute for the corresponding GAAP financial statements and investors should evaluate them carefully. These Non-GAAP financial measures may differ materially from the Non-GAAP financial measures used by other companies.
CALCULATION OF EBITDA
	Three Months ended December 31,
	2016	2015
	Amount	Amount

Net income (loss):	$510,403	$(293,839)
Adjustments:
Depreciation and amortization	176,880	299,355
Impairment loss on intangible assets	-	547,000
Interest income	(1,087)	(886)
Income tax benefit	(19,327)	(18,571)
EBITDA:	$666,869	$533,059

	Year ended December 31,
	2016	2015
	Amount	Amount

Net income:	$1,555,208	$144,584
Adjustments:
Depreciation and amortization	1,076,808	1,099,870
Impairment loss on intangible assets	-	547,000
Interest (income) expense, net	(4,080)	622,139
Income tax expense (benefit)	464,350	(132,487)
EBITDA:	$3,092,286	$2,281,106

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
	Three Months ended December 31,
	2016		2015
	Amount	Per diluted share	Amount	Per diluted share

Net income (loss):	$510,403	$0.17	$(293,839)	$(0.10)
Adjustments:
Amortization and impairment loss of intangible assets (1)	104,657	0.04	804,960	0.28
Stock-based compensation (2)	131,877	0.05	178,428	0.06
Integration and acquisition costs (3)	-	-	15,834	0.01
Unusual, non-recurring gains (4)	(5,531)	0.00	-
Tax impact of adjustments (6)	(101,818)	(0.04)	(339,736)	(0.12)
Impact of change in valuation allowance (7)	(141,949)	(0.05)	30,944	0.01
Non-GAAP net income:	$497,639	$0.17	$396,591	$0.14

	Year ended December 31,
	2016		2015
	Amount	Per diluted share	Amount	Per diluted share

Net income:	$1,555,208	$0.54	$144,584	$0.06
Adjustments:
Amortization and impairment loss of intangible assets (1)	811,078	0.28	1,542,338	0.60
Stock-based compensation (2)	592,025	0.20	549,184	0.21
Integration and acquisition costs (3)	-	-	190,000	0.07
Unusual, non-recurring gains (4)	(396,205)	(0.14)	-	-
Non-cash interest expense (5)	-	-	535,397	0.21
Tax impact of adjustments (6)	(342,345)	(0.12)	(957,752)	(0.37)
Impact of change in valuation allowance (7)	(213,965)	(0.07)	(179,426)	(0.07)
Non-GAAP net income:	$2,005,796	$0.69	$1,824,325	$0.71

(1) The adjustments represent the amortization and impairment loss of intangible assets related to acquired assets and companies.
(2) The adjustments represent stock-based compensation expense recognized related to awards of stock options, restricted stock units or common stock in exchange for services. Although the Company expects to continue to award stock to employees or in exchange for services, the amount of stock-based compensation is excluded as it is subject to change as a result of one-time or non-recurring projects.
(3) The adjustments represent legal fees, consulting fees, integration costs, and other non-recurring costs in connection with the acquisition of Accesswire.
(4) The adjustment removes gains during the period that are unusual, non-recurring or infrequent in nature and don’t relate to the core business of the Company. For the three and twelve months ended December 31, 2016, these gains include the change in value of stock received, in lieu of cash, related to the settlement of a receivable and the reversal of an accrual related to unused postage credits related to ARS clients acquired during the acquisition of PrecisionIR.
(5) The adjustment represents the amortization of debt-discount that was created as a result of a beneficial conversion feature that was embedded in a note payable that the Company issued in order to finance the acquisition of PrecisionIR Group, Inc. The amortization of the debt discount is recorded as non-cash interest expense and has no impact on the cash flows or operations of the Company.
(6) This adjustment gives effect to the tax impact of all Non-GAAP adjustments at a rate of 34%, which approximates the Company's state and federal tax rates.
(7) The adjustment eliminates the impact on income tax expense of the change in the valuation allowance established for deferred tax assets associated with net operating losses for PrecisionIR Group, Inc. at the date of acquisition.

Conference Call Information
To participate in this event dial approximately 5 to 10 minutes before the beginning of the call.
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Date, Time: March 2, 2017, 4:30PM ET
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Toll free: (866) 682-6100
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International: (862) 255-5401
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Live Webcast: https://www.investornetwork.com/company/816
Conference Call Replay Information
The replay will be available beginning approximately 1 hour after the completion of the live event, ending at midnight eastern on March 31, 2017.
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Toll free: 877-481-4010
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International: 919-882-2331
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Reference ID: 10244
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Web replay: http://www.issuerdirect.com/earnings-calls-and-scripts/
About Issuer Direct Corporation
Issuer Direct® is an industry-leading communications and compliance company focusing on the needs of corporate issuers. Issuer Direct’s principal platform, Platform id, empowers users by thoughtfully integrating the most relevant tools, technologies and services, thus eliminating the complexity associated with producing and distributing financial and business communications. Headquartered in RTP, NC, Issuer Direct serves more than 2,000 public and private companies in more than 18 countries. For more information, please visit www.issuerdirect.com.

Learn more about Issuer Direct today: Investor Tear Sheet.
Forward-Looking Statements. This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words "believe," "anticipate," "estimate," "expect," "intend," "plan," "project," "prospects," "outlook," and similar words or expressions, or future or conditional verbs such as "will," "should," "would," "may," and "could" are generally forward-looking in nature and not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance or achievements to be materially different from any anticipated results, performance or achievements. The Company disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional risks and uncertainties that could impact the Company's forward-looking statements, please see the Company's Annual Report on Form 10-K for the year ended December 31, 2015 including but not limited to the discussion under "Risk Factors" therein, which the Company has filed with the SEC and which may be viewed at http://www.sec.gov/.
For Further Information:
Issuer Direct Corporation
Brian R. Balbirnie
(919)-481-4000
brian.balbirnie@issuerdirect.com

Hayden IR
Brett Maas
(646)-536-7331
brett@haydenir.com

Hayden IR
James Carbonara
(646)-755-7412
james@haydenir.com

SOURCE: Issuer Direct Corporation

ISSUER DIRECT CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2016 AND 2015

	December 31,
	2016	2015
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$5,338,978	$4,215,145
Accounts receivable (net of allowance for doubtful accounts of $429,192 and $396,884, respectively)	1,299,698	1,253,628
Other current assets	188,584	252,468
Total current assets	6,827,260	5,721,241
Capitalized software (net of accumulated amortization of $207,438 and $25,133, respectively)	2,048,273	723,962
Fixed assets (net of accumulated depreciation of $318,077 and $262,797, respectively)	204,316	175,497
Deferred income tax asset - noncurrent	140,974	97,974
Other long-term assets	17,891	18,301
Goodwill	2,241,872	2,241,872
Intangible assets (net of accumulated amortization of $3,323,782 and $2,512,704, respectively)	1,380,218	2,191,296
Total assets	$12,860,804	$11,170,143

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$343,418	$385,285
Accrued expenses	806,399	995,999
Income taxes payable	111,961	199,613
Deferred revenue	842,642	822,481
Total current liabilities	2,104,420	2,403,378
Deferred income tax liability	66,332	94,566
Other long-term liabilities	112,154	113,222
Total liabilities	2,282,906	2,611,166
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value, 30,000,000 shares authorized, no shares issued and outstanding as of December 31, 2016 and 2015.	-	-
Common stock $0.001 par value, 100,000,000 shares authorized, 2,860,944 and 2,785,044 shares issued and outstanding as of December 31, 2016 and 2015, respectively.	2,861	2,785
Additional paid-in capital	9,119,610	8,202,605
Other accumulated comprehensive loss	(35,798)	(35,154)
Retained earnings	1,491,225	388,741
Total stockholders' equity	10,577,898	8,558,977
Total liabilities and stockholders’ equity	$12,860,804	$11,170,143

ISSUER DIRECT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
	For the three months ended		For the twelve months ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
		(unaudited)	(unaudited)
Revenues	$2,774,520	$2,682,607	$12,058,866	$11,619,883
Cost of services	691,105	792,568	3,024,339	3,447,992
Gross profit	2,083,415	1,890,039	9,034,527	8,171,891
Operating costs and expenses:
General and administrative	703,688	694,438	3,185,308	3,241,404
Sales and marketing	653,546	612,884	2,600,851	2,343,330
Product Development	112,104	70,191	403,623	326,584
Depreciation and amortization	129,619	278,822	909,432	1,079,337
Impairment loss on intangible assets	-	547,000	-	547,000
Total operating costs and expenses	1,598,957	2,203,335	7,099,214	7,537,655
Operating income	484,458	(313,296)	1,935,313	634,236
Other income (expense):
Other income, net	5,531	-	80,165	-
Interest income (expense), net	1,087	886	4,080	(622,139)
Total other income (expense)	6,618	886	84,245	(622,139)
Income (Loss) before taxes	491,076	(312,410)	2,019,558	12,097
Income tax (benefit) expense	(19,327)	(18,571)	464,350	(132,487)
Net income (loss)	$510,403	$(293,839)	$1,555,208	$144,584
Income (loss) per share – basic	$0.18	$(0.11)	$0.55	$0.06
Income (loss) per share - fully diluted	$0.17	$(0.10)	$0.54	$0.06
Weighted average number of common shares outstanding - basic	2,858,520	2,772,027	2,819,720	2,486,684
Weighted average number of common shares outstanding - fully diluted	2,932,327	2,880,322	2,903,255	2,575,952

ISSUER DIRECT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years ended December 31,
	2016	2015
Cash flows from operating activities	(unaudited)
Net income	$1,555,208	$144,584
Adjustments to reconcile net income to net cash provided by operating activities:
Bad debt expense	195,327	169,020
Depreciation and amortization	1,076,808	1,099,870
Impairment loss on intangible assets	-	547,000
Deferred income taxes	(210,406)	(631,938)
Non-cash interest expense	-	535,397
Stock-based compensation expense	592,025	549,184
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	(259,132)	586,518
Decrease (increase) in deposits and prepaid assets	63,171	68,813
Increase (decrease) in accounts payable	(38,602)	132,168
Increase (decrease) in deferred revenue	42,748	(44,680)
Increase (decrease) in accrued expenses	(255,821)	20,630
Net cash provided by operating activities	2,761,326	3,176,566

Cash flows from investing activities
Capitalized software	(1,077,382)	(553,684)
Purchase of fixed assets	(112,244)	(109,512)
Net cash used in investing activities	(1,189,626)	(663,196)

Cash flows from financing activities
Proceeds from exercise of stock options, net of income taxes	34,994	28,100
Excess tax benefit from share based compensation	-	38,235
Payment of dividend	(452,724)	(83,101)
Net cash used in financing activities	(417,730)	(16,766)

Net change in cash	1,153,970	2,496,604
Cash- beginning	4,215,145	1,721,343
Currency translation adjustment	(30,137)	(2,802)
Cash- ending	$5,338,978	$4,215,145

Supplemental disclosures:
Cash paid for interest	$-	$85,870
Cash paid for income taxes	$715,614	$282,951
Non-cash activities:
Stock-based compensation - capitalized software	$429,234	$195,411
Conversion of note payable to common stock	$-	$1,666,673